Exhibit 3.24


                            AMENDED AND RESTATED

                                   BYLAWS

                                     OF

                                 [Company]

                         (a California corporation)

                                 ---------

                                 ARTICLE I

                                  OFFICES

         1. REGISTERED OFFICE. The registered office of [Company], a California corporation, shall be located in the City of Los Angeles, State of California.

         2. OTHER OFFICES. The corporation may also have offices at such other places, either within or without the State of California, as the Board of Directors of the corporation may from time to time determine or as the business of the corporation may require.

                                 ARTICLE II

                                SHAREHOLDERS

         1. SHAREHOLDER MEETINGS.

                  (a) TIME. An annual meeting for the election of directors and for the transaction of any other proper business and any special meeting shall be held on the date and at the time as the Board of Directors shall from time to time fix.

                  (b) PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of California, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive office of the corporation.

                  (c) CALL. Annual meetings may be called by the directors, by the Chairman of the Board, if any, Vice Chairman of the Board, if any, the President, if any, the Secretary, or by any officer instructed by the directors to call the meeting. Special meetings may be called in like manner and by the holders of shares entitled to cast not less than ten percent of the votes at the meeting being called.

                  (d) NOTICE. Written notice stating the place, day, and hour of each meeting, and, in the case of a special meeting, the general nature of the business to be transacted or, in the case of an Annual Meeting, those matters which the Board of Directors, at the time of mailing of the notice, intends to present for action by the shareholders, shall be given not less than ten days (or not less than any such other minimum period of days as may be prescribed by the General Corporation Law) or more than sixty days (or more than any such maximum period of days as may be prescribed by the General Corporation Law) before the date of the meeting.

                  (e) CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, if any, a Vice President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

                  (f) QUORUM; VOTE; WRITTEN CONSENT. The holders of a majority of the voting shares shall constitute a quorum at a meeting of shareholders for the transaction of any business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum if any action taken, other than adjournment, is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented thereat, but no other business may be transacted except as hereinbefore provided.

                  Except as otherwise provided by the General Corporation Law, the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting at which a quorum is present shall be authorized by the affirmative vote of a majority of the shares represented and voting at the meeting; provided, that said shares voting affirmatively shall also constitute at least a majority of the required quorum.

                  Except in the election of directors by written consent in lieu of a meeting, and except as may otherwise be provided by the General Corporation Law, the Articles of Incorporation or these Bylaws, any action which may be taken at any annual or special meeting may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by holders of shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors. Notice of any shareholder approval pursuant to
Section 310, 317, 1201 or 2007 without a meeting by less than unanimous written consent shall be given at least ten days before the consummation of the action authorized by such approval, and prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent to those shareholders entitled to vote who have not consented in writing.

         2. CERTIFICATES FOR SHARES. Each certificate for shares of the corporation shall set forth thereon the name of the record holder of the shares represented thereby, the number of shares and the class or series of shares owned by said holder, the par value, if any, of the shares represented thereby, and such other statements, as applicable, prescribed by Sections 416 - 419, inclusive, and other relevant Sections of the General Corporation Law of the State of California (the "General Corporation Law") and such other statements, as applicable, which may be prescribed by the Corporate Securities Law of 1968 of the State of California and any other applicable provision of law. Each such certificate issued shall be signed in the name of the corporation by the Chair of the Board of Directors, if any, the President, if any, or a Vice President, if any, and by the chief financial officer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any or all of the signatures on a certificate for shares may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate for shares shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

                  The corporation may issue a new certificate for shares or for any other security in the place of any other certificate theretofore issued by it, which is alleged to have been lost, stolen or destroyed. As a condition to such issuance, the corporation may require any such owner of the allegedly lost, stolen or destroyed certificate or any such owner's legal representative to give the corporation a bond, or other adequate security, sufficient to indemnify it against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

         3. SHARE TRANSFERS. Upon compliance with any provisions of the General Corporation Law and/or the Corporate Securities Law of 1968 which may restrict the transferability of shares, transfers of shares of the corporation shall be made only on the record of shareholders of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes, if any, due thereon.

         4. RECORD DATE FOR SHAREHOLDERS. In order that the corporation may determine the shareholders entitled to notice of any meeting or to vote or be entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days or fewer than ten days prior to the date of such meeting or more than sixty days prior to any other action.

                  If the Board of Directors shall not have fixed a record date as aforesaid, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given; and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later.

                  A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than forty-five days from the date set for the original meeting.

                  Except as may be otherwise provided by the General Corporation Law, shareholders at the close of business on the record date shall be entitled to notice and to vote or to receive any dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

         5. ANNUAL REPORT. Whenever the corporation shall have fewer than one hundred shareholders as said number is determined as provided in
Section 605 of the General Corporation Law, the Board of Directors shall not be required to cause to be sent to the shareholders of the corporation the annual report prescribed by Section 1501 of the General Corporation Law unless it shall determine that a useful purpose would be served by causing the same to be sent or unless the Department of Corporations, pursuant to the provisions of the Corporate Securities Law of 1968, shall direct the sending of the same.

                                ARTICLE III

                             BOARD OF DIRECTORS

         1. FUNCTIONS. The director(s) of the corporation shall not take any action for or on behalf of the corporation in their capacity as director(s) of the corporation without the prior express written consent of the holders of a majority of the outstanding shares of capital stock of the corporation.

         2. QUALIFICATIONS AND NUMBER. A director need not be a shareholder of the corporation, a citizen of the United States, or a resident of the State of California. The authorized number of directors constituting the Board of Directors until further changed shall be at least one and no more than three.

         3. ELECTION AND TERM. The initial Board of Directors shall consist of the persons elected at the meeting of the incorporator or incorporators, all of whom shall hold office until the first annual meeting of shareholders and until their successors have been elected and qualified, or until their earlier resignation, removal from office or death. Thereafter, directors who are elected to replace any or all of the members of the initial Board of Directors or who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies, shall hold office until the next annual meeting of shareholders and until their successors have been elected and qualified, or until their earlier resignation, removal from office, or death. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, any vacancies in the Board of Directors, including vacancies resulting from an increase in the authorized number of directors which have not been filled by the shareholders, and including any other vacancies which the General Corporation Law authorizes directors to fill, except for a vacancy created by the removal of a director, may be filled by directors or by the sole remaining director, as the case may be, in the manner prescribed by Section 305 of the General Corporation Law. Vacancies occurring by reason of the removal of directors which are not filled at the meeting of shareholders at which any such removal has been effected may be filled by the directors if the Articles of Incorporation or a Bylaw adopted by the shareholders so provides. Any director may resign effective upon giving written notice to the Chairman of the Board, if any, the President, if any, the Secretary or the Board of Directors, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to the office when the resignation becomes effective.

                  The shareholders may elect a director at any time to fill any vacancy which the directors are entitled to fill, but which they have not filled. Any such election by written consent other than to fill a vacancy created by removal shall require the consent of a majority of the shares.

                  The name and the address of each initial director elected by the incorporator or incorporators are set forth in the minutes of the organization of the incorporator or incorporators at which each said initial director was elected, and said name and the address are hereby made a part of these Bylaws as if fully set forth therein.

         4. MEETINGS.

                  (a) TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

                  (b) PLACE. Meetings may be held at any place, within or without the State of California, which has been designated in any notice of the meeting, or, if not stated in said notice or, if there is no notice given, at the place designated by resolution of the Board of Directors.

                  (c) CALL. Meetings may be called by the Chair of the Board, if any, by the President, if any, by any Vice President or Secretary, or by any two directors.

                  (d) NOTICE AND WAIVER THEREOF. No notice shall be required for regular meetings for which the time and place have been fixed by the Board of Directors. Special meetings shall be held upon at least four days' notice by mail or upon at least forty-eight hours' notice delivered personally or by telephone or by any other means authorized by the provisions of Section 307 of the General Corporation Law. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. A notice or waiver of notice need not specify the purpose of any regular or special meeting of the Board of Directors. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

                  (e) QUORUM AND ACTION. A majority of the authorized number of directors shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided such majority shall constitute at least either one-third of the authorized number of directors or at least two directors, whichever is larger, or unless the authorized number of directors is only one. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors, if any, who were not present at the time of the adjournment. Except as the Articles of Incorporation, these Bylaws and the General Corporation Law may otherwise provide, the act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be the act of the Board of Directors. Members of the Board of Directors may participate in a meeting through use of conference telephone or other communications equipment, and participation by such use constitutes presence in person at any such meeting, provided the conditions prescribed by the provisions of Section 307 of the General Corporation Law are met.

                  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided that any action which may be taken is approved by at least a majority of the required quorum for such meeting.

                  (f) CHAIRMAN OF THE MEETING. The Chair of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the President, if any and present and acting, or any director chosen by the Board, shall preside.

         5. REMOVAL OF DIRECTORS. The entire Board of Directors or any individual director may be removed from office without cause by approval of the holders of at least a majority of the shares provided, that unless the entire Board is removed, an individual director shall not be removed when the votes cast against such removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election of directors at which the same total number of votes were cast, or, if such action is taken by written consent, in lieu of a meeting, all shares entitled to vote were voted, and the entire number of directors authorized at the time of the director's most recent election were then being elected. If any or all directors are so removed, new directors may be elected at the same meeting or by such written consent. The Board of Directors may declare vacant the office of any director who has been declared of unsound mind by an order of court or convicted of a felony.

         6. WRITTEN ACTION. Any action required or permitted to be taken may be taken without a meeting if all of the members of the Board of Directors shall individually or collectively consent in writing to that action. The written consent or consents shall be filed with the minutes of the proceedings of the Board. The action by written consent shall have the same force and effect as a unanimous vote of the directors.

                                 ARTICLE IV

                                  OFFICERS

                  The corporation shall have a Chair of the Board or a President or it may have both, a Secretary, a chief financial officer and such other officers with such titles and duties as may be necessary to enable it to sign instruments and share certificates. Subject to the foregoing, any number of offices may be held by the same person. The titles, powers, and duties of officers shall be set forth in the resolution or instrument choosing them. The Chairman of the Board, if any, and/or the President, if any, the Secretary, the chief financial officer, and any Vice President or other executive officer shall be chosen by the Board of Directors. Any Assistant Secretary, Assistant Treasurer or other junior officer shall be chosen by the Board of Directors or in the manner prescribed by the Board of Directors.

                  The President or, if a President shall not have been chosen, the Chairman of the Board shall be the general manager and chief executive officer of the corporation unless the resolution choosing him shall provide otherwise. The Treasurer shall be the chief financial officer unless the resolution choosing him shall provide otherwise.

                  Unless otherwise provided in the resolution or instrument choosing the same, all officers shall be chosen for a term of office running until the meeting of the Board of Directors following the next annual meeting of shareholders and until their successors have been chosen and qualified or such officer's death, resignation or termination.

                  Any officer, or any agent chosen by the Board of Directors, may be removed by the Board whenever in its judgment the best interests of the corporation will be served thereby.

                                 ARTICLE V

                             BOOKS AND RECORDS

                  The corporation shall keep at its principal executive office in the State of California or, if its principal executive office is not in the State of California, at its principal business office in the State of California, the original or a copy of the Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California, and, if the corporation has no principal business office in the State of California, it shall upon request of any shareholder furnish a copy of the Bylaws as amended to date.

                  The corporation shall keep adequate and correct books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and committees, if any, of the Board of Directors. The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each. Such minutes shall be in written form. Such other books and records shall be kept either in written form or in any other form capable of being converted into written form.

                                 ARTICLE VI

                               CORPORATE SEAL

                  The corporate seal shall set forth the name of the corporation and the State and date of incorporation.

                                ARTICLE VII

                                FISCAL YEAR

                  The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                ARTICLE VIII

                            CONTROL OVER BYLAWS

                  After the initial Bylaws of the corporation shall have been adopted by the incorporator or incorporators of the corporation, the Bylaws may be amended or repealed or new Bylaws may be adopted by the shareholders entitled to exercise a majority of the voting power.